NEWS RELEASE

EVEREST RE GROUP, LTD.

Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:

Elizabeth B. Farrell

Vice President, Investor Relations

Everest Global Services, Inc.

908.604.3169	For Immediate Release

Everest Re Group Reports Record Earnings for the Second Quarter

HAMILTON, Bermuda – July 24, 2006 -- Everest Re Group, Ltd. (NYSE: RE) reported record second quarter 2006 after-tax operating income1, which excludes realized capital gains and losses, of $218.7 million, or $3.35 per diluted share, a 26.2% increase compared to $173.3 million, or $3.03 per diluted share, in the second quarter of 2005. Second quarter 2006 net income increased 13.5% to $220.4 million, or $3.38 per diluted share, compared to $194.2 million, or $3.40 per diluted share, in the second quarter of 2005. Operating income differs from net income only by the exclusion of realized gains and losses on investments.

For the six months ended June 30, 2006, after-tax operating income was $376.6 million, or $5.77 per diluted share, an increase of 11.2% compared to $338.6 million, or $5.93 per diluted share, in 2005. Net income in the first six months of 2006 was $388.8 million, or $5.96 per diluted share, an increase of 7.6% compared to $361.3 million, or $6.33 per diluted share, in 2005.

Operating highlights for the second quarter of 2006 included the following:

•

The GAAP combined ratio in the second quarter was 87.7% compared to 91.4% in the same period last year. Strong underwriting year fundamentals and the lack of unusual catastrophe or risk loss events in the quarter offset $36 million of net adverse development on 2005 and prior accident year reserves principally relating to 2005 catastrophe events.

•	Gross premiums written were $910 million, a 17.9% decrease compared to $1.11 billion in the second quarter of 2005, reflecting a worldwide reinsurance operation decline of 14.7% and an insurance segment decline of 27.8%.

•	Net investment income increased by 11.6% to $153 million as compared to $137 million in 2005.
•

Cash flow from operations amounted to $152 million for the period as compared to $292 million in 2005. These include catastrophe loss payouts of $241 million and $68 million, respectively, for the three months ended June 30, 2006 and 2005.

•	The annualized return on average shareholders’ equity was 20.7% for the quarter and 18.2% for the first half of 2006; and
•	Shareholders’ equity was $4.38 billion or $67.42 per outstanding share representing a 5.8% increase from shareholders’ equity of $4.14 billion, or $64.04 per outstanding share at December 31, 2005.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “We are pleased to post the best earnings quarter we have ever had. Whereas our top line reduced in the first six months, as we adjusted to a changing underwriting landscape, we expect new production opportunities to result in double digit growth in the second half of the year, with the fourth quarter being particularly strong. We expect our disciplined approach combined with excellent underwriting fundamentals will produce strong profitability in 2006, absent unusual catastrophe or risk events.”

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the second quarter results will be held at 8:30 a.m. Eastern Time on July 25, 2006. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1 The Company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance. After-tax operating income consists of net income excluding after-tax realized gains (losses) as the following reconciliation displays:

	Three Months Ended June 30,				Six Months Ended June 30,

(Dollars in thousands, except per share amounts)	2006		2005		2006		2005

	(unaudited)
	amount	per diluted share	amount	per diluted share	amount	per diluted share	amount	per diluted share

Net income	$220,403	$3.38	$194,180	$3.40	$388,799	$5.96	$361,275	$6.33
After-tax realized gains	1,700	0.03	20,873	0.37	12,224	0.19	22,721	0.40

After-tax operating income	$218,703	$3.35	$173,307	$3.03	$376,575	$5.77	$338,554	$5.93

Although realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of realized gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

– Financial Details Follow –

3

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share amounts)	2006	2005	2006	2005
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$893,332	$1,092,500	$1,915,122	$2,098,415
Net investment income	153,333	137,448	298,359	270,334
Net realized capital gains	2,472	27,309	16,073	29,786
Net derivative income (expense)	1,316	(6,816)	5,195	(8,037)
Other income (expense)	2,275	511	(4,332)	(2,930)

Total revenues	1,052,728	1,250,952	2,230,417	2,387,568

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	543,637	690,615	1,242,580	1,358,869
Commission, brokerage, taxes and fees	206,403	276,585	443,905	498,907
Other underwriting expenses	33,645	31,312	62,659	61,702
Interest expense on senior notes	7,787	7,709	15,573	19,944
Interest expense on junior subordinated debt	9,362	9,362	18,724	18,724
Amortization of bond issue costs	234	235	469	550
Interest and fee expense on credit facility	98	98	195	208

Total claims and expenses	801,166	1,015,916	1,784,105	1,958,904

INCOME BEFORE TAXES	251,562	235,036	446,312	428,664
Income tax expense	31,159	40,856	57,513	67,389

NET INCOME	$220,403	$194,180	$388,799	$361,275

Other comprehensive (loss) income, net of tax	(105,324)	134,158	(158,617)	5,533

COMPREHENSIVE INCOME	$115,079	$328,338	$230,182	$366,808

PER SHARE DATA:
Average shares outstanding (000's)	64,708	56,266	64,665	56,204
Net income per common share - basic	$3.41	$3.45	$6.01	$6.43

Average diluted shares outstanding (000's)	65,258	57,128	65,264	57,102
Net income per common share - diluted	$3.38	$3.40	$5.96	$6.33

EVEREST RE GROUP, LTD. CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value per share)	June 30, 2006	December 31, 2005
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value
(amortized cost: 2006, $10,276,401; 2005, $9,872,239)	$10,177,052	$10,042,134
Equity securities, at market value (cost: 2006, $1,205,942; 2005, $922,090)	1,415,683	1,090,825
Short-term investments	1,097,109	1,443,751
Other invested assets (cost: 2006, $320,769; 2005, $285,385)	322,297	286,812
Cash	175,423	107,275

Total investments and cash	13,187,564	12,970,797
Accrued investment income	145,178	133,213
Premiums receivable	1,129,856	1,188,866
Reinsurance receivables	963,883	1,048,749
Funds held by reinsureds	286,757	286,856
Deferred acquisition costs	360,898	352,745
Prepaid reinsurance premiums	75,036	84,798
Deferred tax asset	275,468	234,562
Current federal income tax receivable	-	75,022
Other assets	111,353	98,932

TOTAL ASSETS	$16,535,993	$16,474,539

LIABILITIES:
Reserve for losses and adjustment expenses	$9,041,703	$9,126,702
Future policy benefit reserve	116,803	133,155
Unearned premium reserve	1,581,445	1,596,309
Funds held under reinsurance treaties	135,508	190,641
Losses in the course of payment	11,806	19,434
Contingent commissions	11,314	19,378
Other net payable to reinsurers	74,049	50,354
Current federal income taxes	24	-
8.75% Senior notes due 3/15/2010	199,502	199,446
5.4% Senior notes due 10/15/2014	249,635	249,617
Junior subordinated debt securities payable	546,393	546,393
Accrued interest on debt and borrowings	10,041	10,041
Other liabilities	178,705	193,375

Total liabilities	12,156,928	12,334,845

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized;
(2006) 64.9 million and (2005) 64.6 million issued	649	646
Additional paid-in capital	1,756,511	1,731,746
Accumulated other comprehensive income, net of deferred income taxes of
$99.0 million at 2006 and $134.9 million at 2005	62,529	221,146
Retained earnings	2,559,376	2,186,156

Total shareholders' equity	4,379,065	4,139,694

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$16,535,993	$16,474,539

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2006	2005	2006	2005
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$220,403	$194,180	$388,799	$361,275
Adjustments to reconcile net income to net cash provided by
operating activities:
Decrease (increase) in premiums receivable	83,688	(26,235)	69,062	6,543
Increase in funds held by reinsureds, net	(4,325)	(56,041)	(42,609)	(93,123)
Decrease in reinsurance receivables	55,661	106,051	103,201	117,194
(Increase) decrease in deferred tax asset	(292)	3,466	(4,985)	(9,182)
(Decrease) increase in reserve for losses and loss adjustment expenses	(167,385)	136,651	(177,511)	277,343
Decrease in future policy benefit reserve	(11,254)	(7,428)	(16,352)	(9,774)
Decrease in unearned premiums	(22,797)	(19,345)	(24,381)	(18,503)
(Increase) decrease in other assets and liabilities, net	(8,559)	(17,034)	14,476	2,040
Non-cash compensation expense	3,007	1,569	6,350	3,117
Amortization of bond premium	5,911	3,633	13,215	11,277
Amortization of underwriting discount on senior notes	37	33	73	91
Realized capital gains	(2,472)	(27,309)	(16,073)	(29,786)

Net cash provided by operating activities	151,623	292,191	313,265	618,512

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale	192,648	205,674	359,089	328,689
Proceeds from fixed maturities sold - available for sale	48,298	1,051,729	152,375	1,171,999
Proceeds from equity securities sold	92,573	10,331	120,222	10,331
Proceeds from other invested assets sold	21,141	28,941	26,703	30,722
Cost of fixed maturities acquired - available for sale	(79,224)	(1,186,966)	(842,907)	(1,554,934)
Cost of equity securities acquired	(261,659)	(232,696)	(377,770)	(400,717)
Cost of other invested assets acquired	(30,254)	(82,761)	(58,952)	(89,178)
Net sales of short-term securities	(108,943)	(152,672)	353,864	6,194
Net (decrease) increase in unsettled securities transactions	(24,378)	39,758	(1,200)	70,932

Net cash used in investing activities	(149,798)	(318,662)	(268,576)	(425,962)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period	2,659	2,151	18,418	11,492
Dividends paid to shareholders	(7,792)	(6,202)	(15,579)	(12,400)
Repayment of senior notes	-	-	-	(250,000)

Net cash (used in) provided by financing activities	(5,133)	(4,051)	2,839	(250,908)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	12,367	(8,051)	20,620	(13,623)

Net increase (decrease) in cash	9,059	(38,573)	68,148	(71,981)
Cash, beginning of period	166,364	151,522	107,275	184,930

Cash, end of period	$175,423	$112,949	$175,423	$112,949

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid, net	$26,232	$70,561	$(25,086)	$107,451
Interest paid	$16,210	$16,322	$34,518	$45,169